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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102460, 333-100215, 333-56430 and 333-105863)
of Alamosa Holdings, Inc. of our report, dated February 21, 2003, except for
Note 20, which is as of September 3, 2003, relating to the consolidated financial statements, which appears in this Form 8-K. We also consent to the incorporation by reference of our report dated February 21, 2003 relating to the financial statement schedule, which appears in this Form 8-K.

PricewaterhouseCoopers LLP

Dallas, Texas
September 12, 2003